SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 29, 2005


                                SPECTRASITE, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


                001-31769                                56-2027322
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         (Commission File Number)        (I.R.S. Employer Identification Number)


400 Regency Forest Drive, Cary, North Carolina             27511
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    (Address of principal executive offices)             (Zip Code)


                                 (919) 468-0112
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

MERGER AGREEMENT

            On May 3, 2005, SpectraSite, Inc., a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with American Tower Corporation ("ATC) providing for, among other things, the merger of SpectraSite with a wholly owned subsidiary of ATC.

            The Merger Agreement relating to the transactions described in the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 4, 2005 (the "May 4 Form 8-K") is attached hereto as Exhibit 2.1 and incorporated by reference herein.

CAUTIONARY STATEMENTS

            The Merger Agreement has been included to provide investors with information regarding its terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in the May 4 Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

            The representations, warranties and covenants made by the parties in the Merger Agreement are qualified, including by information in disclosure letters that the parties exchanged in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or ATC or any of their respective affiliates.

STOCKHOLDER APPROVAL OF 2005 INCENTIVE PLAN

            On May 2, 2005, at the Annual Meeting of the Stockholders of the Company, the stockholders voted to approve the SpectraSite, Inc. 2005 Incentive Plan (the "Plan"). The Plan provides for a maximum of 3,200,000 shares of the Company's common stock, par value $0.01 per share, to be reserved for issuance. All employees of the Company (approximately 450 persons) and its non-employee directors are eligible to receive awards under the Plan. These awards may be granted in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards. Based upon the recommendation of the Compensation Committee of the Company's Board of Directors, the Plan, as amended, was unanimously approved by the Company's board of directors on March 30, 2005, subject to stockholder approval.

            The foregoing description of the Plan does not purport to be complete. A description of the terms of the Plan can be found in the Company's definitive proxy statement for the 2005 Annual Meeting of the Stockholders held on May 2, 2005, which was filed with the Securities and Exchange Commission on March 31, 2005. The section

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of the definitive proxy statement entitled "Proposal No. 2 - Approval of the
SpectraSite, Inc. 2005 Incentive Plan" and Exhibit A to the definitive proxy statement, entitled "Exhibit A - SpectraSite, Inc. 2005 Incentive Plan" are incorporated herein by reference.


ITEM 8.01   OTHER EVENTS

            On April 29, 2005, the Company cash settled its market price adjustment obligation under the previously announced accelerated stock buy back agreement (the "ASB") with Goldman, Sachs & Co. ("GS&Co.") by making a cash payment of approximately $9.41 million to GS&Co. On November 22, 2004, the Company announced the repurchase of approximately $150.0 million of its outstanding common stock, or approximately 2.7 million shares, under the ASB. Under the ASB, the repurchased shares were subject to a market price adjustment provision which required that the Company make a payment in either cash or stock based on the volume weighted average market trading price of its shares from November 18, 2004, through March 18, 2005. The Company had previously elected to settle the ASB transaction with shares of its common stock, as set forth in a press release of the Company dated March 31, 2005, however, the Company and GS&Co. subsequently agreed to cash settle the ASB.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)         Financial statements of businesses acquired.

            Not applicable

(b)         Pro forma financial information.

            Not applicable

(c)         Exhibits.

            EXHIBIT NO.      DESCRIPTION
            -----------      -----------

            2.1 Agreement and Plan of Merger, dated as of May 3, 2005, by and among American Tower Corporation, a Delaware corporation, Asteroid Merger Sub, LLC, a Delaware limited liability company and a directly wholly owned subsidiary of American Tower Corporation, and SpectraSite, Inc., a Delaware corporation.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SPECTRASITE, INC.



Date:  May 5, 2005                          By:  /s/ Mark A. Slaven
                                                 ---------------------------
                                                 Name:  Mark A. Slaven
                                                 Title: Chief Financial Officer


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EXHIBIT INDEX
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2.1       Agreement and Plan of Merger, dated as of May 3, 2005, by and among American Tower Corporation, a Delaware corporation, Asteroid Merger Sub, LLC, a Delaware limited liability company and a directly wholly owned subsidiary of American Tower Corporation, and SpectraSite, Inc., a Delaware corporation.